Exhibit 99.1

                        BankAtlantic Bancorp Board Sets Record Date,
          Distribution Date and Distribution Ratio For Levitt Spin-off

         FORT LAUDERDALE, FL, December 4, 2003 - BankAtlantic Bancorp, Inc. (NYSE:BBX) announced today that its Board of Directors had approved the spin-off of its wholly-owned subsidiary, Levitt Corporation, by declaring a stock dividend of all of BankAtlantic Bancorp's shares in Levitt. The shares will be distributed on December 31, 2003 to shareholders of record on December 18, 2003.

         Holders of BankAtlantic Bancorp Class A Common Stock will receive one share of Levitt Class A Common Stock for every four shares of BankAtlantic Bancorp Class A Common Stock they hold. In order to receive their Levitt shares, BankAtlantic Bancorp shareholders must hold their BankAtlantic Bancorp Class A Common Stock up to and including the distribution date of December 31, 2003. BFC Financial Corporation (NASDAQ: BFCF), as the sole shareholder of BankAtlantic Bancorp's Class B Common Stock, will receive one share of Levitt Class B Common Stock for every four shares of BankAtlantic Bancorp Class B Common Stock held by it on that date. No fractional shares will be issued. BankAtlantic Bancorp shareholders will receive whole shares of Levitt and cash payments in lieu of fractional shares.

         BankAtlantic Bancorp also announced that it had received a favorable private letter ruling from the Internal Revenue Service confirming that, subject to the terms and conditions of the private letter ruling, the Levitt distribution will be tax-free to BankAtlantic Bancorp and its shareholders. Cash received in lieu of fractional shares will be taxable. Receipt of the private letter ruling was a condition of the spin-off.

         A Form 8-A Registration Statement containing additional information will be filed with the Securities and Exchange Commission and a summary information statement will be mailed to BankAtlantic Bancorp shareholders shortly after the record date. The summary information statement will contain information about Levitt, the terms of the spin-off and certain tax consequences of the spin-off, including information on how to calculate the share cost basis.

         Levitt is applying to the New York Stock Exchange for listing of its shares of Class A Common Stock.

         BankAtlantic Bancorp will host an investor and media teleconference call and webcast to discuss Levitt Corporation operations and the Levitt spin-off on Friday, December 5, 2003 at 10:00 a.m. EST.

Teleconference Call:
To access the teleconference call in the U.S., the toll free number to call is 1-800-991-2309. International calls may be placed to 706-643-1854. The conference call ID number for both domestic and international calls is: 4367309. A replay of the conference call will be available beginning on December 5, 2003 through January 2, 2004. To access the replay option in the U.S., the toll free number to call is 1-800-642-1687. International calls for the replay may be placed to 706-645-9291. The conference call replay ID number for both domestic and international calls is: 4367309.


Webcast:
Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. The archive of the teleconference call will be available beginning on December 5, 2003 through January 2, 2004. BankAtlantic Bancorp's live and/or archived webcast of the teleconference call will be available on its Internet website and can be accessed by clicking on the following link or by typing the URL address http://www.bankatlanticbancorp.com/investor/webcast/ into your Internet Browser.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Ryan Beck & Co., and Levitt Corporation. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development.

BankAtlantic, "Florida's Most Convenient Bank," is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division - BankAtlantic.com. BankAtlantic has 73 branch locations and operates more than 190 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, Totally Free Change Exchange coin counters, 24/7 call center service, and free retail and business checking with a free gift. Seven-Day Branch Banking - Monday through Sunday o Extended branch lobby hours are 8:30 am - 5:00 pm, Monday through Wednesday, and 8:30 am - 8:00 pm, Thursday and Friday. o Extended drive-thru hours are 7:30 am - 8:00 pm, Monday through Friday. o Saturday branch lobby hours are 8:30 am - 3:00 pm, and drive-thru hours are 7:30 am - 6:00 pm. o Sunday branch lobby hours are 11:00 am - 4:00 pm, and drive-thru hours are 11:00 am - 4:00 pm.

Ryan Beck & Co. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research in the financial institutions, healthcare, technology, and consumer product industries. Ryan Beck & Co. has approximately 500 financial consultants located in 33 offices nationwide

Levitt Corporation is the parent company of Levitt and Sons(TM), Core Communities, and Levitt Commercial. Levitt Corporation and BankAtlantic Bancorp also hold an aggregate 40% ownership interest in Bluegreen Corporation. Levitt and Sons(TM), America's first builder of planned suburban communities, is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in over 74 years, Levitt and Sons(TM) currently develops single and multi-family homes for active adults and families throughout Florida. Core Communities develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with 4,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition." Now under development on Florida's Treasure Coast in St. Lucie County, Tradition features 5,600 residences, a commercial town center and a world-class corporate park. Levitt Commercial specializes in development, re-development, and joint venture opportunities in industrial and retail properties. Bluegreen Corporation (NYSE: BXG) engages in the acquisition, development, marketing and sale of drive-to vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina; Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
---------------------------
www.BankAtlantic.com
--------------------
www.RyanBeck.com
----------------
www.LevittCorporation.com
-------------------------
www.LevittandSons.com
---------------------
www.CoreCommunities.com
-----------------------
www.LevittCommercial.com
------------------------

* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on www.BankAtlanticBancorp.com

* To receive future Levitt Corporation news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on www.LevittCorporation.com

BankAtlantic Bancorp Contact Info:

Investor Relations:
Contact: Leo Hinkley, Vice President
Phone: (954) 760-5317
Fax: (954) 760-5415
Email: InvestorRelations@BankAtlanticBancorp.com.
Mailing Address: BankAtlantic Bancorp, Investor Relations
1750 East Sunrise Blvd., Fort Lauderdale, FL 33304

Corporate Communications:
Sharon Lyn, Assistant Vice President
Phone: (954) 760-5402
Fax: (954) 760-5415
CorpComm@BankAtlanticBancorp.com


                                      # # #

Matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The proposed spin-off is subject to a number of risks and uncertainties, including, without limitation, risks and uncertainties associated with the continuing validity of the IRS private letter ruling and the factual assumptions and representations on which it is based, that the Levitt Class A Common Stock will not be listed on the NYSE or other exchange, that no market for the Levitt shares may develop, that business, economic, or market conditions may make the spin-off less advantageous, that Levitt Corporation will not be successful as a separate publicly-traded company and that Levitt Corporation will not have additional access to capital or debt markets or that such markets may prove to be more expensive than currently available. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission.